FLEET (Logo)

National Utilities Department

Fleet Bank

Mail Stop: MA OF D071
One Federal Street
Boston, MA 02110
617-346-0364
Fax 617-346-0580

February 14 2000

Mr. James P. Bolduc
Chief Financial Officer
CONNECTICUT NATURAL GAS
100 Columbus Boulevard
Hartford, CT 06144

Dear Jim:

I am pleased to inform you that Fleet National Bank (Fleet) has approved a Line of Credit for $15,000,000.00 to Connecticut Natural Gas under the following terms and conditions:

Borrower: Connecticut Natural Gas

Maximum
Amount: $15,000,000.00 (Fifteen million U.S. Dollars).

Availability: From March 1, 2000 through September 30, 2000, availability will be $10,000,000.00 (Ten million U.S. Dollars) and from October 1, 2000 through maturity, availability will be increased to $15,000,000.00 (Fifteen million U.S. Dollars).

Facility: Line of Credit

Purpose: Short term and seasonal working capital

Maturity: February 9, 2001

Interest: Prime rate as posted by Fleet from time to time or at a money market rate to be agreed upon at the time of each borrowing.

Fee: The facility will be compensated by a fee equal to 1/5 of 1% per annum on the total available commitment payable quarterly in arrears; and a processing fee of $1,500.00 payable at closing.

Availability: The availability of this facility is predicated upon normal banking conditions, and the absence of events that would materially and adversely affect Connecticut Natural Gas.

Financial 1) Annual audited statements and Form 10K within 90 days of year Statement end.

Requirements: 2) Quarterly review/direct financial statements and Form 10Q within 60 days of quarter end.

The terms and conditions contained herein supersede all prior dealing regarding this transaction, if any. If the above terms and conditions meet with your approval, kindly indicate your acceptance by signing in the appropriate space below and returning this letter along with the enclosed Promissory Note to me by February 19, 2000.

Sincerely,

S/ Suresh Chivukula

Fleet National Bank

Witness:   S/ Andrew H. Johnson               Accepted By:
                                                                 Connecticut Natural Gas

                                                                 _____________2-15-00___  ____
                                                                                  Date

                                                                 _____S/_James P.  Bolduc_________
                                                                   Name of  Authorized Signatory

PROMISSORY NOTE

$15,000,000.00 February 14, 2000

FOR VALUE RECEIVED, Connecticut Natural Gas Corporation (the "Borrower") hereby promises to pay to the order of Fleet National Bank (the "Bank") at One Federal Street, Boston, Massachusetts 02211 or at such other address as the holder hereof may designate, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower under the terms hereinafter set forth, in lawful money of the United States and to pay interest on each advance as set forth below and to pay all taxes levied or assessed upon said principal sum against any holder of this Note and all costs, including attorneys' fees and costs relating to the appraisal and/or valuation of assets, incurred in the collection, defense, preservation, administration, enforcement or protection of this Note.

This note has been executed and delivered subject to the following terms and conditions:

(1) ADVANCES. The Bank agrees, upon the terms and conditions hereof, to make advances from time to time to the Borrower on any business day during the period from the date hereof and including February 9, 2001 (the "Termination Date") in an aggregate principal amount at any one time outstanding not to exceed FIFTEEN MILLION DOLLARS ($15,000,000). From March 1, 2000 through September 30, 2000, availability will be TEN MILLION ($10,000,000) and from October 1, 2000 through maturity availability will be increased to FIFTEEN MILLION DOLLARS ($15,000,000). Subject to the terms and conditions of this Note, the Borrower may borrow, repay, and, to the extent permitted hereunder, prepay advances and reborrow at any time and from time to time prior to the Termination Date. If any advance is made, the Bank may, at its option, record on the books and records of the Bank or endorse on Schedule 1 hereto, an appropriate notation evidencing any advance, the interest rate applicable to such advance, the maturity date of such advance, each repayment on account of the principal thereof, and the amount of interest paid; and the Borrower authorizes the Bank to maintain such records or make such notations and agrees that the amount shown on the books and records or on said Schedule 1, as applicable, as outstanding from time to time shall constitute the amount owing to the Bank pursuant to this Note, absent manifest error. In the event the amount shown on Schedule 1 conflicts with the amount noted as due pursuant to the books and records of the Bank, the books and records of the Bank shall control the disposition of the conflict.

(2) REPAYMENT OF ADVANCES. The Borrower shall repay the aggregate unpaid principal amount of all advances made by the Bank and outstanding hereunder as follows: (a) in the case of a Base Rate Advance (defined below), on the Termination Date and (b) in the case of a Fixed Rate Advance (defined below), on the earlier of the maturity date as set forth on Schedule 1 hereto or the Termination Date. The Bank is hereby authorized (but not required) to charge principal and interest on this Note and all other amounts due hereunder to any account of the Borrower when and as it becomes due.

(3) INTEREST RATE; ADDITIONAL CHARGES; FEE. (a) The Bank shall notify the Borrower of the interest rate applicable to each advance. If an advance bears interest at a variable per annum rate equal to the Base Rate ("Base Rate Advance"), interest on such advance shall be payable when and as billed (but not less than quarterly) and upon payment of such Base Rate Advance (whether on the Termination Date, upon acceleration or otherwise). If an advance bears interest at a per annum Fixed Rate ("Fixed Rate Advance"), interest on such advance will be payable when and as billed (but not less than quarterly) and upon payment of such Fixed Rate Advance (whether on the maturity date for such advance set forth on Schedule 1, on the Termination Date, upon acceleration or otherwise). The Bank is hereby authorized (but not required) to charge any of Borrower's accounts at the Bank for interest payments on the due date therefor. On default or after the maturity date of any advance (by acceleration or otherwise as herein provided) and including the period after any judgment has been rendered with respect thereto, the unpaid principal balance of such advance shall bear interest at a rate which is two (2) percentage points per annum greater than the Base Rate. As used herein, the term "Base Rate" shall mean the interest rate announced by the Bank from time to time as its Base Rate. Changes in the rate of interest resulting from changes in the Base Rate shall take place immediately without notice or demand of any kind. Interest shall be calculated on the basis of a 360-day year and actual days elapsed.

(b) If the Bank shall deem applicable to this Note, (including, in each case, the borrowed and the unused portion thereof) any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable to this Note or cause this Note to be included in, any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on the Bank any cost that is attributable to the maintenance thereof, then, and in each such event, the Borrower shall promptly pay the Bank, upon its demand, such amount as will compensate the Bank for any such cost which determination may be based upon the Bank's reasonable allocation of the aggregate of such costs resulting from such events. In the event any such cost is a continuing cost, a fee payable to the Bank may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable to the Bank, in an amount determined by the Bank to be necessary to compensate the Bank for any such cost, which determination may be based upon the Bank's reasonable allocation of the aggregate of such costs resulting from such events. The determination by the Bank of the existence and amount of any such additional costs shall, in the absence of manifest error, be conclusive.

(c) If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of any advance evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Borrower under the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority or agency, then during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

(4) CONDITIONS TO LENDING. Each advance hereunder shall be subject to the following conditions precedent: (a) no Event of Default (defined below), or no event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing; (b) any and all representations and warranties made by the Borrower hereunder or under any document, instrument, agreement or certificate executed in connection herewith shall be true and correct as of the date of each advance, with any request for any advance to be deemed a certification as to such truth and correctness; and (c) there shall have been no material adverse change in the assets, liabilities, financial condition or business of the Borrower since the date of any financial statements delivered to the Bank before or after the date hereof.

(5) LATE CHARGE. The Borrower hereby agrees to pay a "late charge" not to exceed five (5) percent of any installment of principal, interest or other amount due to the Bank which is not paid within fifteen (15) days of the due date thereof to cover the extra expense involved in handling such delinquent payment. The minimum late charge shall be $15.00.

(6) PREPAYMENTS; CHARGES. The Borrower may not prepay any Fixed Rate Advance prior to the maturity date noted on Schedule 1 with respect to such Fixed Rate Advance. The Borrower may prepay any Base Rate Advance at any time in whole or in part without penalty or premium. If, at any time, the principal amount of the advances outstanding hereunder exceeds $15,000,000, the Borrower shall immediately prepay so much of the outstanding principal balance hereof, together with accrued interest thereon, as shall be necessary in order that the sum of the amounts, after giving effect to such prepayment, shall not be in excess of $15,000,000. In the event that a prepayment of a Fixed Rate Advance is permitted or required hereunder and such prepayment results in any loss (including any lost profit), cost or expense to the Bank, the Bank shall notify the Borrower of the amount thereof and the Borrower shall immediately pay such amount to the Bank. All such prepayments shall be applied first to the payment of all fees, costs, charges, additional charges and losses incurred by or owed to the Bank hereunder, then to interest accrued to the date of prepayment and the remainder to the principal balance.

(7) FINANCIAL STATEMENTS; NOTICE OF DEFAULT. The Borrower shall deliver to the Bank (a) within sixty (60) days after close of each of the first three quarters of each fiscal year of the Borrower, a balance sheet of the Borrower as of the close of each quarter and statements of income and retained earnings for that portion of the fiscal year-to-date then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding period or containing disclosure of the effect on financial position or results of operations of any change in the application of generally accepted accounting principles during the period, and certified by the president or the chief financial officer of the Borrower as accurate, true and correct; (b) within ninety (90) days after the close of each fiscal year of the Borrower, financial statements including, a balance sheet as of the close of such fiscal year and statements of income and retained earnings and cash flows for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and accompanied by a report thereon, containing an opinion, unqualified as to scope, of a firm of independent certified public accountants selected by the Borrower and acceptable to the Bank; (c) from time to time, promptly upon the Bank's written request, such other information about the financial condition and operations of the Borrower as the Bank may, from time to time, reasonably request; (d) promptly on becoming aware of any Event of Default (as herein defined) the Borrower shall notify the Bank in writing and shall specify the steps, if any, taken or to be taken to remedy such occurrence.

(8) LIEN AND SET-OFF. The Borrower hereby gives the Bank a lien and right of set off for all of Borrower's liabilities and obligations upon and against all the deposits, credits, collateral and property of the Borrower, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group or in transit to any of them. At any time, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured.

(9) EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder: failure of Borrower to pay or perform any of its liabilities or obligations to Bank (whether under this Note or otherwise and whether now existing or hereafter arising) when due to be paid or performed; default by the Borrower in the payment of any other indebtedness or obligation, or if any such other indebtedness or obligation shall be accelerated, or if there exists any event of default under any note, instrument, document or agreement evidencing, governing or securing such other indebtedness or obligation; any material adverse change in the assets, liabilities, financial condition or business of Borrower; failure by Borrower to comply with the terms of, or the occurrence of default under, this Note or any mortgage, guaranty, loan or security agreement or other agreement or document which may now or hereafter govern, evidence or secure this Note; any material loss, theft, substantial damage or destruction of or to any collateral which may now or hereafter secure this Note; sale or other disposition of or encumbrance on or the making of any levy, seizure or attachment of any collateral which may now or hereafter secure this Note or any other property of the Borrower; or incompetency of, dissolution of, termination of the existence of, insolvency of, business failure of, application for or appointment of a receiver, trustee, conservator or liquidator of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding (whether for the purpose of liquidation or rehabilitation or otherwise) under any bankruptcy or insolvency laws of, by or against Borrower.

(10) ACCELERATION. Upon the occurrence of any Event of Default hereunder or if Bank shall in good faith believe that the prospect of payment or performance is impaired, all advances outstanding hereunder, together with accrued interest thereon, shall become immediately due and payable, at the option of the Bank, without notice or demand, each of which is expressly waived by the Borrower, and any obligation of the Bank to lend to the Borrower hereunder shall automatically terminate.

(11) PREJUDGMENT REMEDY WAIVER. TO THE EXTEND PERMITTED BY ANY STATE OR FEDERAL LAW, BORROWER AND EACH GUARANTOR HEREBY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THIS NOTE TO A PREJUDGMENT REMEDY, WHICH REMEDY ENABLES SAID HOLDER BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN TO DEPRIVE BORROWER OR ANY GUARANTOR OF, OR AFFECT THE USE, POSSESSION OR ENJOYMENT BY BORROWER OR ANY GUARANTOR OF, ANY OF THEIR PROPERTY AT ANY TIME PRIOR TO JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

(12) WAIVER OF TRIAL BY JURY. THE BANK, BORROWER IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE.

(13) WAIVERS, BINDING EFFECT, ETC.

(a) This Note shall be the obligation of Borrower and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities.

(b) Borrower waives presentment, demand, notice, protest, notice of acceptance of this Note, notice of loans made, credit extended, or other action taken in reliance hereon. With respect to its liabilities, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable.

(c) The Bank shall not be deemed to have waived any of its rights unless such waiver be in writing and signed by the Bank. This Note contains the final, complete and exclusive statement of the terms governing this transaction. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank hereunder or under any applicable statute shall be cumulative and may be exercised singularly or concurrently.

(d) The provisions of this Note shall bind the successors and assigns of the Borrower and shall inure to the benefit of the Bank, its successors and assigns.

(e) This Note shall be governed and construed under the laws of the State of Massachusetts.

(f) If any provision of this Note shall to any extent be held invalid or unenforceable, the remainder of this Note shall not be affected thereby.

(14) ACKNOWLEDGMENT OF BORROWER. Borrower acknowledges receipt of a copy of this Note, and attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

(15) GOVERNMENT APPROVALS. The Borrower hereby represents and warrants that it has obtained all approvals, consents and authorizations, if any, required to be obtained from federal, state or local governmental authorities or regulatory bodies in connection with the execution, delivery and performance of this Note and the borrowings hereunder.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as a sealed instrument.

WITNESS:                                                                   CONNECTICUT  NATURAL GAS CORPORATION

    S/ Andrew H. Johnson                                           By:    S/ James P. Bolduc
                                                                                               Name:  James  P. Bolduc

                                                                                               Its:   Executive Vice President and Chief Financial Officer

SCHEDULE 1

   Interest Rate Amount of Principal Amount of

 Amount of (Indicate Rate, if    Maturity Date Principal  Balance  Interest

Advance Made Fixed or Base Rate, (Fixed  Rate, Give  Prepaid Remaining Paid This   Notation

Date   This Date        If Variable)          Date Due)    This Date   Unpaid      Date       Made  By

Advances and payments of principal and interest pursuant to a

Promissory Note between Connecticut Natural Gas Corporation and

Fleet National Bank.